UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Goldman Sachs Group, Inc. (the “Registrant,” the “firm” or “we”) today announced that the Board of Directors (“Board”), upon the recommendation of the Compensation Committee, has determined the 2022 total annual compensation for David Solomon, our Chairman and Chief Executive Officer.

Mr. Solomon’s total annual compensation for 2022 is $25 million (which consists of an annual base salary of $2 million, unchanged year-over-year, as well as annual variable compensation of $23 million). 70% of this annual variable compensation (i.e., $16.1 million) is in the form of performance-based restricted stock units (“PSUs”), which tie 100% of Mr. Solomon’s equity-based compensation to ongoing performance metrics, with the remainder to be paid in cash. This compares to Mr. Solomon’s total annual compensation for 2021 of $35 million.

The Compensation Committee was guided in its determination of 2022 compensation by, among other things, the firm’s Performance Assessment Framework, which is comprised of identified financial performance metrics as well as non-financial factors (i.e., client orientation; risk management; and people strategy scorecard).

In making its determinations, the Compensation Committee considered, among other things, the firm’s 2022 performance, both on an absolute basis and relative to peer results, as well as in comparison to the record performance delivered in 2021. The Committee also took into account the firm’s continued progress in its strategic evolution as well as Mr. Solomon’s strong individual performance and effective leadership. These factors were considered in the context of a challenging operating environment.

For the year ended December 31, 2022, the Registrant reported its second highest full-year net revenues of $47.4 billion, net earnings of $11.3 billion, its second highest diluted earnings per common share of $30.06 and return on average common shareholders’ equity of 10.2%. For 2022, the firm also delivered book value per share growth of 6.7%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 27, 2023	By:	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler
Title: Chief Legal Officer and General Counsel